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                                                                    EXHIBIT 16.1

PricewaterhouseCoopers [LOGO]


                                      [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


March 10, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the section entitled "Change in Accountants" in the Registration Statement on Form S-1 of Excelergy Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP